EX-99.23(d)(5)

                                    EXHIBIT A
                                       TO
                          EXPENSE LIMITATION AGREEMENT
                            AMENDED NOVEMBER 19, 2008

Fund                                       Class    Expense Cap   Termination Date
----                                     --------   -----------   ----------------
ClariVest International Equity Fund      Class I       0.99%          03/01/10
ClariVest International Equity Fund      Class II      1.24%          03/01/10
ClariVest SMid Cap Core Growth Fund      Class I       1.00%          03/01/10
ClariVest SMid Cap Core Growth Fund      Class II      1.25%          03/01/10
Smith Group Large Cap Core Growth Fund   Class I       0.79%          05/31/10
Smith Group Large Cap Core Growth Fund   Class II      1.04%          05/31/10
Mount Lucas U.S. Focused Equity Fund     Class I       0.95%          09/25/10
Mount Lucas U.S. Focused Equity Fund     Class II      1.20%          09/25/10
AG Mid Cap Core Fund                     Class I       0.99%          05/01/11

AG Mid Cap Core Fund                     Class II      1.24%          05/01/11
AG Mid Cap Growth Fund                   Class I       0.99%          05/01/11
AG Mid Cap Growth Fund                   Class II      1.24%          05/01/11
AG Multi Cap Growth Fund                 Class I       0.89%          05/01/11
AG Multi Cap Growth Fund                 Class II      1.14%          05/01/11
AG Small Cap Core Fund                   Class I       1.05%          05/01/11
AG Small Cap Core Fund                   Class II      1.30%          05/01/11